Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our reports dated November 26, 2007, with respect to the consolidated financial statements of Hologic Inc. and the effectiveness of internal control over financial reporting of Hologic, Inc., included in this Annual Report (Form 10-K) for the year ended September 29,2007.

(1)	Registration Statement (Form S-8 No. 33-35191) pertaining to the Hologic, Inc. 1986 Combination Stock Option Plan and 1990 Non-Employee Director Stock Option Plan

(2)	Registration Statement (Form S-8 No. 33-47830) pertaining to the Hologic, Inc. 1990 Non-Employee Director Stock Option Plan

(3)	Registration Statement (Form S-8 No. 33-87792) pertaining to the Hologic, Inc. Amended and Restated 1990 Non-Employee Director Stock Option Plan, 1986 Combination Stock Option Plan, and Savings and Investment Plan

(4)	Registration Statement (Form S-8 No. 33-11853) pertaining to the Fluoroscan Imaging Systems, Inc. 1994 Amended and Restated Stock Incentive Plan

(5)	Registration Statement (Form S-8 No. 33-11849) pertaining to the Hologic, Inc. 1990 Combination Stock Option Plan and the Hologic, Inc. Amended & Restated 1990 Non-Employee Director Stock Option Plan

(6)	Registration Statement (Form S-8 No. 333-34003) pertaining to the Hologic, Inc. 1997 Employee Equity Incentive Plan

(7)	Registration Statement (Form S-8 No. 333-79167) pertaining to the Hologic, Inc. 1997 Employee Equity Incentive Plan and the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan

(8)	Registration Statement (Form S-8 No. 333-34634) pertaining to Hologic, Inc. 1997 Employee Equity Incentive Plan

(9)	Registration Statement (Form S-8 No. 333-60046) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan, the Hologic, Inc. 2000 Acquisition Equity Incentive Plan and the Hologic, Inc. 2000 Employee Stock Purchase Plan

(10)	Registration Statement (Form S-8 No. 333-112222) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan

(11)	Registration Statement (Form S-8 No. 333-121111) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan

(12)	Registration Statement (Form S-8 No. 333-130170) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan

(13)	Registration Statement (Form S-3 No. 136070) pertaining to the issuance of up to 2,328,824 shares of common stock by the selling stockholders for shares issued in connection with the acquisition of Suros Surgical Systems, Inc.

(14)	Registration Statement (Form S-8 No. 333-139341) pertaining to the Hologic, Inc. Second Amended and Restated 1999 Equity Incentive Plan.

(15)	Registration Statement (Form S-4 No. 333-144238) pertaining to the issuance of up to 73,723,173 shares of common stock issued in connection with the merger with Cytyc Corporation.

(16)	Registration Statement (Form S-8 No. 333-146887) pertaining to the Cytyc Corporation 1995 Stock Plan, the Cytyc 1995 Non-Employee Director Stock Option Plan, the Cytyc Corporation 1998 Stock Plan of Pro Duct Health, Inc., the Cytyc Corporation 2001 Non-Employee Director Stock Plan, the Cytyc Corporation 2004 Omnibus Stock Plan, and the Hologic Second Amended and Restated 1999 Equity Incentive Plan.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 26, 2007